  Exhibit 10.3

Link Labs Inc.

130 Holiday Court, Suite 100

Annapolis, MD 21401

 December 31, 2019

CONFIDENTIAL

IOTA Communications, Inc.

Attn: Terrence DeFranco

645 Hamilton Street, Suite 400

Allentown, PA 18101

Re: Second Closing under Asset Purchase Agreement

Dear Sir:

Reference is hereby made to that certain Asset Purchase Agreement, dated as of November 15, 2019 (the “APA”), by and among IOTA Communications, Inc., a Delaware corporation (“Buyer”), and Link Labs, Inc., a Delaware corporation (“Seller,” and together with Buyer, the “Parties”). Unless otherwise defined herein, capitalized terms used in this letter agreement (this “Letter Agreement”) shall have the meanings given to them in the APA.

In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the Parties, intending to be legally bound, hereby agree as follows:

1. Delayed Closing.

Pursuant to Section 6.2(b) of the APA, Seller is to deliver to Buyer (i) evidence of termination of the existing agreements constituting the Second Closing Assets (the “Termination of Agreements”), and (ii) an officer’s certificate, dated as of the Second Closing Date and executed by a duly authorized officer of Seller, certifying that the representation and warranties of Seller set forth in Article 3 of the APA remain accurate and complete (the “Officer’s Certificate,” and together with the Termination of Agreements, the “Seller Closing Deliverables”). Pursuant to Section 6.3(b) of the APA, Buyer is to deliver to Seller (i) payment of $1,000,000 by wire transfer, (ii) the Second Invoice Payment, and (iii) the Promissory Notes in the form attached as Exhibit 6.3(b) (together, the “Buyer Closing Deliverables”). Pursuant to Section 2.2(b) of the APA, Seller is to deliver the Seller Closing Deliverables and Buyer is to deliver the Buyer Closing Deliverables by December 31, 2019. In furtherance of the intent of the APA and the transactions contemplated therein, and subject to Section 2 herein, the Parties hereby agree as follows:

a)
Seller shall deliver to Buyer the Officer’s Certificate on December 31, 2019;

b)
Buyer shall deliver to Seller the Promissory Notes on December 31, 2019;

c)
Buyer shall deliver to Seller payment of $1,000,000 on or before January 3, 2020;

d)
Buyer shall pay to Seller the Second Invoice Payment on or before January 17, 2020; and

e)
Seller shall, conditioned upon Seller’s receipt of the Buyer Closing Deliverables, deliver to Buyer the Termination of Agreements on or before January 17, 2020.

2. Reservation of Rights.

This Letter Agreement also serves to advise the Buyer that nothing in this Letter Agreement or any delay by Seller in exercising any rights, powers, privileges or remedies under the APA or applicable law with respect to the delay of the consummation of the Second Closing under the APA shall constitute a waiver of the same now existing or hereafter arising under the APA or applicable law. This Letter Agreement is not, and shall not be deemed to be, a waiver of, or a consent to, any default or noncompliance now existing or hereafter arising under or relating to the APA.

        3. Miscellaneous.

This Letter Agreement shall be governed by and construed in accordance with the internal laws of Delaware, without giving regard to the conflict of laws provisions thereof and each of the Parties hereby agrees that the provisions of Section 8.6 (Jurisdiction, Venue and Waiver of Jury Trial) of the APA shall be incorporated herein by reference. This Letter Agreement may be amended or modified only by written agreement of each of the Parties. This Letter Agreement may not be assigned except by the written consent of the non-assigning party (which consent may be granted or withheld in each such non-assigning party's sole discretion). Each party hereto agrees to take such actions and execute and acknowledge all documents and writings reasonably necessary to carry out the full intent and purposes of this Letter Agreement. The parties hereto acknowledge and agree that to the extent any terms and provisions of this Letter Agreement are in any way inconsistent with or in conflict with any term or provision of the APA, this Letter Agreement shall govern and control. All notices under this Letter Agreement shall be provided in accordance with the procedures set forth in Section 8.1 (Notices) of the APA and to the addresses set forth therein. This Letter Agreement and any amendment hereto may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Letter Agreement (or amendment, as applicable). This Letter Agreement will become effective and binding upon each party when executed by such party, and the delivery of such signature by e-mail delivery of a ".pdf" format data file shall create a valid and binding obligation of the party signing.

If Buyer agrees with the foregoing, please so indicate by executing this Letter Agreement in the place provided below, whereupon this Letter Agreement will constitute a binding agreement among the Parties.

***

[signature pages to follow]

Sincerely,

LINK LABS, INC.

By:	/s/ Jennifer Halstead
Name: Jennifer Halstead
Title: Chief Financial Officer

[Signature Page to Side Letter Agreement]

Acknowledged and agreed to as of the date first set forth above:

IOTA COMMUNICATIONS, INC.

By: /s/ Terrence DeFranco
Name: Terrence DeFranco
Title: Chief Executive Officer